TERMINATION OF PROPERTY MANAGEMENT AGREEMENT

        This TERMINATION OF PROPERTY MANAGEMENT AGREEMENT (the “Agreement”) is made and entered as of the 31st day of December, 2008 by and between (i) RESIDENTIAL MANAGEMENT COMPANY, a Kentucky corporation, successor by assignment to NTS Residential Management Company) (“Residential”); (ii) NTS/LAKE FOREST II RESIDENTIAL CORPORATION, a Kentucky corporation (“Owner”); and (iii) NTS MORTGAGE INCOME FUND, a Delaware corporation (“Fund”). NTS RESIDENTIAL MANAGEMENT COMPANY, a Kentucky corporation (“NTS Residential”) joins in this Agreement for the purposes set forth in Paragraph 2 hereof.

RECITALS

    A.        Residential is the “Manager” (as successor to NTS Residential by assignment) under that certain Property Management Agreement made and entered into as of the 1st day of October, 1997 by and between Owner, the Fund and NTS Residential (the “Property Management Agreement”) pursuant to which Residential was retained by Owner to manage (a) the development and operations of a single-family residential subdivision known as “Lake Forest Subdivision” located in Jefferson County, Kentucky (“Lake Forest”), (b) the operations of the Lake Forest Country Club located in Louisville, Kentucky, including without the limitation, sales of memberships in Lake Forest Country Club, and (c) the operations of Lake Forest Community Association, a Kentucky nonprofit corporation (“LFCA”) which was organized to own and/or manage, operate and maintain the common area and common amenities of Lake Forest.

    B.        Owner, Fund and Residential desire to terminate the Property Management Agreement as of December 31, 2008. This termination does not relate in any way whatsoever to that certain Advisory Agreement by and between the NTS Advisory Corporation and the Fund (“Advisory Agreement”). The Advisory Agreement shall continue in full force and effect.

    C.        Owner, Fund and Residential are, simultaneously herewith, terminating that certain Property Management Agreement dated October 1, 1997 between Residential (as successor to NTS Residential by assignment), NTS/Virginia Development Company, a Virginia corporation (“NTS/Virginia”) and the Fund (the “Fawn Lake Property Management Agreement”).

    D.        Capitalized terms used herein shall, unless otherwise expressly defined herein have the meaning described to them in the Property Management Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

AGREEMENT

    1.        Owner, Fund and Residential hereby terminate the Property Management Agreement effective as of December 31, 2008.

    2.        NTS Residential joins herein for the purposes of consenting and agreeing to the termination of the Property Management Agreement and the termination of any of NTS Residential’s rights, duties or obligations under the Property Management Agreement.

    3.        The laws of the Commonwealth of Kentucky shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereto without regard to its choice of law provisions.

    4.        This Agreement shall bind and benefit the parties hereto, and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

RESIDENTIAL MANAGEMENT COMPANY By: /s/ Gregory A. Wells —————————————— Title: Executive Vice President

NTS/LAKE FOREST II RESIDENTIAL CORPORATION By: /s/ Brian F. Lavin —————————————— Title: President

NTS MORTGAGE INCOME FUND By: /s/ Brian F. Lavin —————————————— Title: President

NTS RESIDENTIAL MANAGEMENT COMPANY By: /s/ Gregory A. Wells —————————————— Title: Executive Vice President

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